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                                                                EXHIBIT 10(o)(1)

                               SECOND AMENDMENT
                                       TO
                         THE CONVERTIBLE LOAN AGREEMENTS
                                       AND
                                 FIRST AMENDMENT
                                       TO
                             INTERCREDITOR AGREEMENT


      This Second Amendment to the Convertible Loan Agreements and First Amendment to Intercreditor Agreement (this "AMENDMENT"), is made as of this 21st day of August, 2002, by and among Cover-All Technologies Inc., a Delaware corporation (the "COMPANY"), Renaissance US Growth & Income Trust PLC, a public limited company registered in England and Wales ("RENAISSANCE PLC"), and BFSUS Special Opportunities Trust PLC, a public limited company registered in England and Wales ("BFSUS") (Renaissance PLC and BFSUS are collectively referred to as the "RENAISSANCE LENDERS"), and Renaissance Capital Group, Inc., a Texas corporation, as agent for the Lenders (the "RENAISSANCE AGENT"). All capitalized terms used, but not defined, herein shall have the meanings given to them in the Loan Agreements (as defined below).

            WHEREAS, the Company, the Renaissance Lenders and the Renaissance Agent are parties to the Convertible Loan Agreement, dated as of June 28, 2001, as amended pursuant to the First Amendment to Convertible Loan Agreements as of March 30, 2002 (the "RENAISSANCE LOAN AGREEMENT"), pursuant to which the Renaissance Lenders purchased 8.00% Convertible Debentures (the "RENAISSANCE DEBENTURES") from the Company for an aggregate principal amount of One Million Four Hundred Thousand Dollars ($1,400,000);

            WHEREAS, the Company and John Roblin, Arnold Schumsky and Stuart Sternberg (collectively, the "ADDITIONAL LENDERS" and, together with the Renaissance Lenders, the "LENDERS"), and Stuart Sternberg, as agent for the Additional Lenders, are parties to the Convertible Loan Agreement, dated as of June 28, 2001, as amended pursuant to the First Amendment to Convertible Loan Agreements as of March 30, 2002 (the "ADDITIONAL LOAN AGREEMENT" and, together with the Renaissance Loan Agreement, the "LOAN AGREEMENTS"), pursuant to which the Additional Lenders purchased 8.00% Convertible Debentures (the "ADDITIONAL DEBENTURES" and, together with the Renaissance Debentures, the "2001 DEBENTURES") from the Company for an aggregate principal amount of Four Hundred Thousand Dollars ($400,000);

            WHEREAS, the Lenders are parties to an Intercreditor Agreement, dated as of June 28, 2001 (the "INTERCREDITOR AGREEMENT"), and, pursuant to Section 3 of the Intercreditor Agreement, the prior written

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      consent of the holders of 66-2/3% of the outstanding 2001 Debentures is required to modify or amend the 2001 Debentures or any related loan documents; and

            WHEREAS, pursuant to Section 12.02 of the Loan Agreements, the Company, the Lenders, and the Renaissance Agent desire to amend the Loan Agreements to provide for the issuance to, and purchase by, the Renaissance Lenders of additional 8.00% Convertible Debentures from the Company for an aggregate principal amount of Seven Hundred Thousand Dollars ($700,000) (the "ADDITIONAL RENAISSANCE DEBENTURES") and the action by the Lenders as hereinafter set forth shall be deemed to amend the Loan Agreements and the Intercreditor Agreement.

      NOW, THEREFORE, in consideration of the promises and the mutual agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:

      1. AMENDMENTS TO LOAN AGREEMENTS. Each of the Loan Agreements is hereby amended as follows:

            a. The definition of "Debentures" in Section 1.01 of each of the Loan Agreements is amended in its entirety to read as follows:

                  "Debentures" shall mean the Debentures executed by Borrower and delivered pursuant to the terms of this Agreement, together with any amendments, renewals, extensions or modifications to this Agreement.

            b. The definition of "Loan" in Section 1.01 of each of the Loan Agreements is amended in its entirety to read as follows:

                  "Loan" shall mean the money lent to Borrower pursuant to this
            Agreement (along with any amendments hereto), along with any accrued, unpaid interest thereon.

            c. Section 2.01(a) of the Renaissance Loan Agreement is hereby amended by deleting the phrase "One Million Four Hundred Thousand Dollars ($1,400,000)" and replacing it with the phrase "Two Million One Hundred Thousand Dollars ($2,100,000)".

            d. Section 2.03 of each of the Loan Agreements is amended in its entirety to read as follows:

                  INTEREST RATE AND INTEREST PAYMENTS. Interest on the Principal
            Amount outstanding from time to time shall accrue at the rate of 8.00% per annum, with the first installment of accrued, unpaid interest being due and payable in accordance with the terms of the Debentures and

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            subsequent payments of accrued, unpaid interest being due and payable on the first day of each month thereafter. Overdue principal and interest on the Debentures shall bear interest at the rate of 18% per annum. Interest on the Principal Amount of the Debentures shall be calculated, from time to time, on the basis of the actual days elapsed in a year consisting of 365 days.

            e. Section 2.04 of each of the Loan Agreements is amended in its entirety to read as follows:

                  MATURITY. If not sooner redeemed or converted, the Debentures shall mature on the date specified in the Debentures, at which time all the remaining unpaid principal, interest and any other charges then due under this Agreement shall be due and payable in full. The Debentures shall be prepaid PRO RATA with any prepayments of Indebtedness.

            f. Section (a) of Schedule 7.01 to each of the Loan Agreements shall be amended in its entirety to read as follows:

            CURRENT RATIO. The Borrower will not permit its Current Ratio as of September 30, 2001, and as of the end of each fiscal quarter thereafter, to be less than .5:1, provided that, as of December 31, 2002, and at the end of each fiscal quarter thereafter, the Borrower will not permit such Current Ratio to be less than 1:1.

      2. AMENDMENT TO INTERCREDITOR AGREEMENT. The Intercreditor Agreement is hereby amended as follows:

            Paragraph A is amended by deleting the following phrase:

            "the aggregate principal amount of $1,400,000 evidenced by Borrower's 8.00% Convertible Debentures of even date herewith,"

            and replacing it with

            "the aggregate principal amount of $2,100,000 evidenced by Borrower's $1,400,000 principal amount 8.00% Convertible Debentures of even date herewith and Borrower's $700,000 principal amount 8.00% Convertible Debentures of August 21, 2002,"

      3. FEES AND EXPENSES. Borrower shall reimburse the Renaissance Agent for its legal fees and expenses incurred in connection with this Amendment and the issuance and purchase of the Additional Renaissance Debentures; provided, that, such reimbursement shall not exceed $7,000.

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      4.    LEGAL OPINION. The parties acknowledge and agree that the
effectiveness of the terms of this Amendment and the purchase of the Additional Renaissance Debentures by the Renaissance Lenders is subject to the receipt by the Renaissance Lenders of a legal opinion from the Company and its U.S. subsidiaries in the form and substance satisfactory to the Renaissance Lenders as attached hereto as EXHIBIT A.

      5. ACKNOWLEDGMENT, AGREEMENT, AND REAFFIRMATION OF GUARANTORS. The parties acknowledge and agree that the effectiveness of the terms of this Amendment and the purchase of the Additional Renaissance Debentures by the Renaissance Lenders is subject to the receipt by the Renaissance Lenders of an executed Acknowledgment, Agreement, and Reaffirmation of Guarantors (the "ACKNOWLEDGMENT"). The fully executed Acknowledgment shall be attached hereto as EXHIBIT B.

      6. SEVERABILITY. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

      7. REAFFIRMATION. Except as specifically provided for herein, the Loan Agreements and the Intercreditor Agreement shall not be otherwise affected by this Amendment and shall continue to be in full force and effect in accordance with its terms. Notwithstanding the generality of the foregoing, the Company reaffirms and acknowledges the accuracy, in all material respects, as of the date hereof, of the representations and warranties contained in Article IV of the Loan Agreements subject to the schedules attached hereto which schedules amend and restate the corresponding numbered schedules delivered by the Company to the Lenders in connection with the Loan Agreements; provided, that such reaffirmation shall not reflect the issuance by the Company to the Lenders of $1,800,000 principal amount 8% Convertible Debentures and the documents, agreements and instruments entered into in connection therewith or contemplated thereby.

      8. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together, only one agreement.

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      IN WITNESS WHEREOF, this Amendment is entered into as of the date set forth above.

                                       THE COMPANY:

                                       COVER-ALL TECHNOLOGIES INC.


                                       By: /s/ John Roblin
                                          -------------------------------------
                                              Name: John Roblin
                                              Title: Chairman of the Board of
                                                     Directors, President and
                                                     Chief Executive Officer


                                       LENDERS:

                                       RENAISSANCE US GROWTH
                                       & INCOME TRUST PLC


                                       By: /s/ Russell Cleveland
                                          -------------------------------------
                                              Russell Cleveland, Director


                                       BFSUS SPECIAL OPPORTUNITIES
                                       TRUST PLC


                                       By: /s/ Russell Cleveland
                                          -------------------------------------
                                              Russell Cleveland, Director


                                       AGENT:

                                       RENAISSANCE CAPITAL GROUP, INC.


                                       By: /s/ Russell Cleveland
                                          -------------------------------------
                                              Russell Cleveland
                                              President and CEO

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